PART II and III

ITEM 1.

OFFERING CIRCULAR

Form 1-A: Tier 1

SMB Systems Integrators, Inc.

16034 US HWY 19

HUDSON, FL 34667

Best Efforts Offering of up to 4,000,000 Common Shares

and 16,000,000 Preferred Shares

Minimum Purchase: 1,000 Shares ($1,000)

This prospectus relates to the offering and sale of up to four million (4,000,000) Common Shares of the Company, and a further sixteen million (16,000,000) of two classes of Preferred Shares for an aggregate, maximum gross dollar offering of twenty million (20,000,000) Dollars (the "Offering"). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Common Share will be offered at ONE DOLLAR ($1.00) per share. There is a minimum purchase amount of Two Thousand Common Shares, at $1.00 per share for an aggregate purchase price of One Thousand and 00/100 Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 11. This offering circular relates to the offer and sale or other disposition of up to four million (4,000,000) Common Shares and sixteen million (16,000,000) Preferred Shares of two classes, both at $1.00 per share . See "Securities Being Offered" beginning on page 34.

This is our offering, and no public market currently exists for our Common Stock. The Offering price is arbitrary and bears to relationship to any criteria of value. The Company does not intend to seek a public listing for the Common Shares until it feels there is sufficient capital or investors interest to do so. Moreover, our Common Stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its Common Stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The Shares offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of Common Stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Share	Public (3)	commissions (1)	issuer (2)	other persons
Per Share	1	$1.00	$0	$1.00	$0.00
Total Minimum	1,000	$1,000.00	$0.00	$1000	$0.00
Total Maximum	4,000,000	$4,000,000	$0.00	$4,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the Common Stock.

(3)	The Shares are offered at $1.00 per share, with a Minimum Purchase of 1,000 Shares.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Amended Preliminary Offering Circular is September 30, 2025.

TABLE OF CONTENTS

Summary Information.	6
Risk Factors.	11
Dilution	19
Plan of Distribution	20
Use of Proceeds	21
Description of Business	22
Description of media assets	28
Management Discussion and Analysis	28
Directors, Executives, and Significant Employees	32
Executive Compensation	35
Securities Ownership of Management and Control Persons	36
Interest of Management and Others In Certain Transactions	37
Securities Being Offered	38
Financial Statements	39
Exhibits	49
Signatures	50

FORWARD LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE, PROJECT, BELIEVE, ANTICIPATE, INTEND, EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the Company, we refer to SMB Systems Integrators, Inc., as "SMB" unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We commenced operations on September 1, 2025. Our principal office is located at 16034 US HWY 19, HUDSON, FL 34667
Capitalization:

Our articles of incorporation provide for the issuance of up to (i) 40,000,000 Shares of Common Stock, par value $0.001 and (ii) 1,000,000 Shares of Preferred Stock, par value $0.001. As of the date of this Prospectus there are 11,000,000 Shares consisting of 10,000,000 Shares of Common Stock, and 1,000,000 of SERIES A Preferred Stock issued and outstanding.

Management:

Our Chief Executive Officer and Sole Director is Hamon Fytton. He also acts as President and Secretary. There are no other officers or directors of the Company as of the date of this filing. The Company plans to add additional Officers and Directors upon qualification of this offering, and when Company operations commence. The CEO spends approx. 5-10 hours per week to the affairs of the Company. This is expected to Ince following qualification of this offering and as Company operations commence.

Controlling Shareholders:

Our sole Officer and Director constitutes the majority shareholder, owning 10,000,000 Shares of Common Stock, and 100,000 Shares of Preferred Stock, respectively for an aggregate total of 10,100,000 Shares of all classes of Stock. As such, our current Officer and Director will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, entity or person.

Our Business
Description of Operations:

SMB Systems Integrators, Inc. is an emerging growth company that plans to engage in media assets acquisition within the United States and overseas. The Company will engage in development and/or acquisition, management and operation or sale of any class of income producing media asset. We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in the acquisition of media assets described herein. We expect to build a high-quality media assets portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These media assets may be existing media assets, newly created media assets or media assets under development or in various stages of completion.

We plan to initially identify and then focus on the United States market, and in markets that we believe are likely to benefit from favorable demographic changes. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The Company will hold title to its acquired media assets through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Historical Operations:

Since inception, the Company has limited its operations to primarily researching potential media assets markets and preparing for this offering. As of September 30, 2025 we have an accumulated deficit of $55,800.00.

Current Operations:	The Company is currently focused on researching potential media assets markets and potential media assets acquisition opportunities, as well as sourcing its capital raise requirements.
Growth Strategy:

The Company will seek to begin its acquisition strategy upon completion of this offering, and following a successful capital raise. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Securities Offered:	10,000,000 Shares of Common Stock at $1.00 per share.
Common Stock Outstanding before the Offering:	10,000,000 Shares of Common Stock.
Common Stock Outstanding after the Offering:	20,000,000 Shares of Common Stock.
Use of Proceeds:	The proceeds will be deployed for media assets development and related working capital expenses.

Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the SEC and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $55,800.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Shares:	The Shares being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.

Market for our Common Stock:

Our Common Stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our sole Officer and Director currently own all the issued and outstanding Common Stock of the company. He also owns all of the Preferred Shares, and will continue to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our Common Stock on a best efforts basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the Shares. There is no minimum number of Shares that must be sold in order to close this offering.

ITEM 2.    RISK FACTORS

Investing in our Shares involves risk. In evaluating the Company and an investment in the Shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect The Company's business, operating results or financial condition, as well as adversely affect the value of an investment in our Shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

As of the date of this filing we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. The Company's net loss for the period ending September 30, 2025, was $55,800. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

Since September 1, 2025 we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

our ability to identify media opportunities that are consistent with business objectives;

our ability to attract investors on favorable terms;
our ability to contain restoration, maintenance, marketing and other operating costs;

media assets appreciation or depreciation in our markets;

our ability to absorb costs that are beyond our control, such as financing costs insurance premiums, litigation costs and compliance costs;

economic conditions in our markets, as well as the continued use of streaming services and the economy generally.

 We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our sole Officer and Director has not made any written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on the hiring of key personnel and loss of the services of any of these individuals could adversely affect the conduct of the Company's business.

Our business plan is significantly dependent upon the ability to hire and retain qualified individuals and key personal, who may be appointed as officers and directors, and their continued participation in our Company. It may be difficult to replace any of them at an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, including controlling state statute permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company. Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to section 174 of the General Corporation Law of DELAWARE (unlawful payment of a Stock dividend or unlawful redemption of Stock), or for any transaction from which a director derived an improper personal benefit.  Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire media assets selectively. The acquisitions and development of media assets entails risks that acquisitions may fail to perform in accordance with expectations. In undertaking these projects, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the projects include risks that the media assets will not achieve anticipated sales or usage levels on various streaming platforms. Expenses may be greater than anticipated.

Media Assets are illiquid.

Because media assets are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our assets could have an adverse effect on our financial condition and results of operations.

If we purchase or develop media assets when the market is experiencing substantial influxes of capital investment and competition for media assets, the assets we purchase or develop may not appreciate or may decrease in value.

The financial markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for media assets, may result in inflated valuation for such assets. To the extent we purchase or develop media assets in such an environment, we are subject to the risk that if the media assets market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for or expended in the development of such assets.

We may not make a profit if we sell a media asset

The prices that we can obtain when we determine to sell a media asset will depend on many factors that are presently unknown, including the operating history, tax treatment of media assets acquisitions, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our acquisition of a media asset This may result in a loss of confidence in our share price and limit our ability to raise capital through the sale of Shares. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our media assets may not be diversified.

Our potential profitability and our ability to diversify our acquisitions may be limited, both geographically and by type of media assets purchased. We will be able to purchase or develop additional media assets only as additional funds are raised and only if owners of media assets accept our stock in exchange for an interest in the target property or title to the media asset Our media assets may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire and develop media assets and in the market for media assets media assets generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our media assets are located and in the market for media assets media assets, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties for media assets may result in our paying higher prices for media assets which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in media assets acquisition activities, including hedge funds and media assets limited partnerships, many of which have greater resources than we do. Some of these groups may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable acquisitions may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for media assets, our ultimate profitability may be reduced and the value of our media assets may not appreciate or may decrease significantly below the amount paid for such media assets. At the time we elect to dispose of one or more of our media assets, we will be in competition with sellers of similar media assets to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating to the marketing of media assets, which may adversely affect the Company's operating results and its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the media assets to be acquired by the Company will require some level of marketing immediately upon their acquisition or in the future. The Company may acquire media assets that it plans to market extensively. The Company's media assets Consequently, the Company will routinely retain media professionals to perform marketing analysis to maximize potential profit. If the Company's assumptions regarding the marketing costs of specific media assets prove to be materially inaccurate, the Company's operating results and ability to make distributions to our Shareholders may be adversely affected.

The Company has not yet identified any specific media assets to acquire with the net proceeds of this offering, and you will be unable to evaluate the economic merits of the Companys' acquisitions made with such net proceeds before making an investment decision to purchase the Companys' securities.

The Company will have broad authority to use a portion of the net proceeds of this offering in any media assets opportunities the Company may identify in the future, and the Company may use those proceeds to make acquisitions with which you may not agree. You will be unable to evaluate the economic merits of the Company's media assets before the Company invests in them and the Company will be relying on its ability to select attractive investment media assets. In addition, the Company's investment policies may be amended from time to time at the discretion of the Company's Management, without notice to the Company's Shareholders. These factors will increase the uncertainty and the risk of investing in the Company's securities.

Although the Company intends to use substantial portion of the net proceeds of this offering to acquire and renovate residential and commercial media assets in its targeted markets, including working capital, the Company cannot assure you that it will be able to do so. The Company's failure to apply the proper portion of the net proceeds of this offering effectively or find suitable media assets to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

Risks Related to Our Securities

There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Common Stock may have difficulty selling their Common Stock. No market makers have committed to becoming market makers for our Common Stock and none may do so.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the Shares being registered.

Currently, there is no public market for our Shares. The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common Shares.

We may, in the future, issue additional Shares of Common Stock, which would reduce investor's percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 20,000,000 Shares of Common Stock; up to 1,000,000 Shares of Preferred Stock. As of the date of this Prospectus, the Company has 10,100,000 Shares, consisting of 10,000,000 of Common Stock and 100,000 Shares of Preferred Stock issued and outstanding. If we sell the entire 10,000,000 Shares of Common Stock in this Offering, we will have 10,000,000 Common Stock issued and 100,000 Shares of Preferred Stock issued and outstanding. Accordingly, we may issue up to an additional 20,000,000 Shares of Common Stock and no further Shares of Preferred Stock. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by our investors, and might have an adverse effect on any trading market for our Common Stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

ITEM 3.   DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the offering price per share of our Common Stock in this offering and the as adjusted net tangible book value per share of our capital stock after this Offering. The following table demonstrates the dilution that new investors will experience relative to the Company's net tangible book value as of September 30, 2025. Net tangible book value is the aggregate amount of the Company's tangible assets, less its total liabilities. The table presents three scenarios: a $1.25 million raise ($1,250,000) from this Offering, a $2.5 million raise from this Offering and a fully subscribed $5 million raise from this Offering.

Proceeds from Sale	$5MM	$10MM	$20MM
Percentage of Shares Sold	25%	50%	100%
Price Per Share	$1.00	$1.00	$1.00
Shares Issued	5,000,000	10,000,000	20,000,000
Capital Raised	5,000,000	10,000,000	20,000,000
Less Offering Costs	60,000	60,000	60,000
Net Proceeds	4,940,000	9,940,000	19,940,000
Net Tangible Value Pre-Financing	4,000	4,000	4,000
Net Tangible Value Post-Financing	4,944,000	9,944,000	19,944,000
Shares Issued and Outstanding - Pre Financing	10,000,000	10,000,000	10,000,000
Shares Issued and Outstanding - Post Financing	15,000,000	20,000,000	30,000,000
Net Tangible Value Pre-Financing	$0.001	$0.001	$0.001
Increase/Decrease per Share Attributable To New Investors	$0.32	$0.48	$0.66
Net Tangible Book Value per Share, Post Offering	$0.33	$0.49	$0.67

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional Shares. In other words, when the company issues more Shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of Shares outstanding could result from a stock offering (such as an initial public offering, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, convertible notes, preferred Shares or warrants) into stock. If the company decides to issue more Shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued two classes of Shares of stock, namely Common Stock and SERIES A Preferred Stock. Therefore, all of the Company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more Shares in the future.

NOTE: Our sole officer and director currently owns all the issued and outstanding SERIES A Preferred Stock of the company, and will continue to own all of these Shares to control the operations of the company after this offering, irrespective of its outcome. These Shares contain a provision in their designation (see Exhibit 1A-3 - SERIES A Preferred Share Designation) as follows "the certificate of designation of the SERIES A Preferred Stock Shares have 1000 votes per share, whereas the Common Stock only has one vote per share." It should therefore be noted that the holder of these SERIES A Preferred Shares, controls the corporation.

ITEM 4.    PLAN OF DISTRIBUTION

We are offering a maximum of 10,000,000 Common Shares on a no minimum, best efforts basis. We will sell the Shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our Shares using our best efforts and no one has agreed to buy any of our Shares. This prospectus permits our existing, and future, officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. There is currently no plan or arrangement to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Our officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of Shares we must sell; so no money raised from the sale of our Shares will go into escrow, trust or another similar arrangement.

The Shares are being offered by Hamon Fytton, the Company's Chief Executive Officer and Director.  Mr. Fytton will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the Shares. No sales commission will be paid for Shares sold by Mr. Fytton. Mr. Fytton is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Fytton primarily performs substantial duties on behalf of the registrant other than in connection with transactions in securities.  Mr. Fytton has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 10,000,000 Shares being offered, or (ii) 365 days after this Offering Circular is declared qualified by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

ITEM 5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $1.00, the net proceeds from the sale of the 20,000,000 Shares in this Offering will be approximately $20,000,000, after deducting the estimated offering expenses of approximately $60,000.

We will utilize the net proceeds from this offering to identify and acquire media assets operations and to acquire, restore, and manage residential and commercial media assets, and for general corporate purposes, including financing, operating expenses and our other expenses.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Use of Proceeds
Office Rental and Expenses - one year	$50,000
General Expenses	$50,000
Salaries and Insurance	$400,000
Legal, Accounting and Offering Expenses	$100,000
Marketing	$400,000
Acquisition Costs	$15,000,000
Working Capital	$4,000,000
TOTAL	$20,000,000

(1) "Acquisition Costs" are costs related to the selection and acquisition of media assets, including financing and closing costs. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on media assets not acquired, accounting fees and expenses and miscellaneous expenses. The presentation in the table is based on the assumption that we will always use investment funds for acquisition of media assets whenever possible.

(2) Offering Expensesinclude projected costs for Legal and Accounting, Publishing/Edgar and Transfer Agents Fees.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding to fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

ITEM 6.    DESCRIPTION OF BUSINESS

Our Company

SMB Systems Integrators, Inc., Delaware ("the Company and/or SMB") Company commenced operations on September 1, 2025. Our President, Chief Executive Officer, was appointed upon incorporation. He also acts as our Our Chief Financial Officer. We intend to appoint additional Officers and Directors as the Company commences operations. Our principal office is located at 16034 US HWY 19, HUDSON, FL 32901.

On September 1, 2025, the Company issued 10,000,000 Shares of Common Stock and 1,000,000 Shares of Preferred Stock, all with a par value of $0.001, to our founder, President & CEO and sole Director.

Business Information

Introduction

SMB is an emerging growth company that plans to engage in media assets acquisitions within the United States.

The Company will engage in development and/or acquisition, management and operation or sale of any class of income producing media assets.

We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to acquire media assets described herein. We expect to acquire a high-quality media asset portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These media assets may be existing media assets, newly created media assets or media assets under various stages of development and creation. Some media assets may be designated for future development either by the Company or in a joint venture. The Company will  hold title to its acquired media assets through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Subsidiary Operations

SMB Systems Integrators has two operating subsidiaries; TK Content, Inc. and TK Interactive, Inc. Each one specializing on particular type of media assets.

SMB Systems Integrators,: parent company and subsidiaries.

  TK Content, Inc.
  TK Interactive, Inc.

Each subsidiary has the same share structure; both Preferred Shares for Acquisition (SERIES B & D) and Investment (SERIES C & E) both tracked by separate CUSIP/ISIN numbers.

The structure is

  Preferred SERIES B & D - Acquisition shares with a PAR VALUE of $1.00 per share. Used to acquire specific assets with an agreed upon value. These shares have transfer restrictions based on each specific agreement. Typically non-transferable within 6 months of issuance or contract finalization, whichever is later.

  Preferred SERIES C & E - Investment Shares; non-Voting and transferable.

SMB Systems Integrators, Inc.

Typical content would include the following:

  Live media performances and their re-broadcasts;

  Interactive video content where viewer interaction is required;

  Educational content where specific viewing requirements are met, such as intern=mediate testing of the viewers attention and identity, guaranteed completion, repeat restrictions to match content testing requirements. Continuing education, pre-course testing suitability, content education and testing are all typical use cases;

  Group interaction from single or multiple sources for webinar style interaction. Audience feedback solicited at various points during the content stream;

  Video games.

TK Interactive, Inc.

Typical content would include the following:

  Music - live;

  Music streaming library;

  Music streaming subscriptions;

  Radio streaming;

  Podcasts;

  Educational content without interaction needed;

  Audiobooks.

Our Competitive Strengths

We believe that the Company will be able to attract experienced directors and officers and other key personal with the necessary experience. We believe our iacquisition strategy will assist in their recruitment, and distinguish us from other media assets development companies. We anticipate that some of this personal will be part of the various acquisitions. Specifically, our competitive strengths include  the following :

"

Experienced and Dedicated Management. The Company intends to recruit a committed management team with experience in all phases of commercial and residential media assets investment, management and disposition. This team, who in place, will assist in establishing a robust infrastructure of service providers, media asset management.

"	Investing Strategy. Our CEO has an extensive deal flow network in target markets due to long-standing relationships with brokers and lenders.

"	Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting.

Market Opportunity

The economic outlook, in our view, presents an opportunity for our business to attract investors as well as capital investment. The Company believes that investment markets are healthy and interest in media assets of all classes is strong, both from investors and target audiences. The Company has also noticed that consumers want increasingly target market-appropriate product with Continued increased projections realizable. The Company believes that the demand for additional media new development is strong and will remain steady in most of its consumer markets worldwide.

Capital supply to the small-to=medium ("SMB") companies appears strong and has added to the potential investor base for the Company but also is expected to produce higher capital valuations and enhanced the Company pricing power.

Acquisition objectives

Our primary acquisition objectives are:

-	to maximize the capital gains of our media assets;

-	to preserve and protect your capital contribution;
-

to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

-	To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our acquisitions and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our acquisitions will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Acquisition Criteria

We believe the most important criteria for evaluating the markets in which we intend to purchase media assets include:

historic and projected population growth;
markets with historic and growing numbers of a qualified and affordable workforce;
high historic and projected employment growth;
markets with high levels of insured populations; and
stable household income and general economic stability.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and media assets market conditions evolve. We may also consider additional important criteria in the future.

Acquisition Policies

Our acquisition objectives are to maximize the capital gains of our media assets and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these acquisition objectives.

We may also participate with third parties in media ownership, through joint ventures or other types of co-ownership. These types of acquisitions may permit us to own interests in larger value assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an agreement that would not otherwise meet our acquisition policies.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for repurposing in the area where the asset is located and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Acquisition of media assets

The Company intends on acquiring media assets primarily through owners and distributors as well as media brokers. The Amount and type of media assets that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in the marketplace, extent to existing funds may or may not aggressively seek to sell owned media assets, number of competitors seeking to purchase media assets, trends impacting values of media assets, and other factors beyond the control of the Company.

Tax Treatment of Registrant and its Security Holders.

The Company operate as a, "C" corporation. As such, our profits are taxable at corporate level and dividends, if any, are taxable at individual level. At the time of this filing, we are not aware of any tax incentives related to the acquisition and/or distribution of such assets.

Competition

The media assets market is highly competitive. We will compete in all of our markets with other owners and operators of single and multifamily media assets. We will compete based on a number of factors that include location, rental rates, security, suitability of the propertys' design to tenants' needs and the manner in which the property is operated and marketed. The number of competing media assets in a particular market could have a material effect on a propertys' occupancy levels, rental rates and operating expenses.

We will compete with many third parties engaged in media assets investment activities including REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies, private developers and other entities. There are also REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for media assets investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new acquisitions on attractive terms. In addition, competition for desirable acquisitions could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Other Regulations

The media assets we acquire likely may be subject to various federal, state, or other regulatory requirements. The distribution of media assets of different classes and/or content is the most likely set of regulatory requirements that the Company will be subject to. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire media assets that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Employees:

Currently, the company does not have any full time employees. The company may expects that it hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts. Some of these employees may result from acquisitions, others may be independent contractors instead of employees.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

The Company will obtain one or more insurance policies to mitigate any potential Corporate losses in the event of any Legal Proceedings.

ITEM 7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 16034 US HWY 19, HUDSON, FL 32091 The office is provided at no charge by our CEO. We do not currently lease or own any other real estate.

ITEM 8.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company commenced operations on September 1, 2025. Our principal executive offices are located at 16034 US HWY 19, HUDSON, FL 32091 We are an internally managed media assets acquisition company engaged in locating, managing and acquiring media assets acquisitions.

We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in media assets acquisition and media assets management business described herein. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The media assets may be existing media assets, newly created media assets or media assets under development or construction which we intend to acquire, manage and add other enhancements in order to increase the value.

We have been utilizing and may utilize funds from Mr. Fytton our President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Fytton however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require approximately $100,000 for corporate overhead as well as funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we anticipate that we will need a minimum of $1 million in operational funds to carry out the acquisition and development of media assets. The Company may select different types of media assets when funds become available, or as directed by investors preferences.

The company has not contacted any institutions about financing through loans for our media assets. We may contact any such institution when we feel we the Company has assets sufficient to obtain such financing.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the new home construction industry without substantial assets and/or personal asset guarantees. Because of this we may face difficulty in acquiring financing for our target media assets or funds necessary to provide the marketing and administration funds for our media assets. We are therefore dependent upon our ability to attract private individuals that will participate in our media assets. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash for a property in full, and must resort to financing.

Long term financing and commitments will be required to fully implement our business plan. The Company will always be dependent on outside funding for the full implementation of our business plan. Our expansion may include expanding our office facilities, hiring media and marketing personnel.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months our CEO, Mr. Fytton, may agree to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

(a) We have issued 1,000,000 Shares of preferred stock to our CEO which is considered majority voting control over holders of Common Stock, as each preferred share votes as 1000 Shares of Common Stock. We do not plan to issue any new Shares of preferred stock notwithstanding we may issue new Shares if certain qualified investors desire such Shares to fit their investment criteria. Our Board of Directors may change our policy regarding the issuance of preferred Shares at any time and in their discretion and without a vote of security holders.

(b) Our business plan involves obtaining investors to acquire specific types of media assets using our shares as colleratal. Our Management may change our policy regarding borrowing money at any time and without a vote of security holders.

(c) We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our strategy is to acquire media assets, not necessarily acquire companies that own such assets without a vote of security holders of both companies.

 (d) We have not and do not have any plans to underwrite securities of other issuers. Our Management may change our policy regarding plans to underwrite securities of other issuers in their discretion at any time and without a vote of security holders.

 (e) We have not and do not have any plans to engage in the purchase and sale (or turnover) of acquisitions. Our Management may change our policy regarding plans to engage in the purchase and sale (or turnover) of acquisitions at any time and without a vote of security holders.

(f) We may offer securities in exchange for media assets. Specifically the PREFERRED SERIES C & E Acquisition Shares, issued by subsidiaries, are for this specific purpose. Each subsidiary may offer its securities for assets within its parameters. Our Management may change our policy regarding plans to offer securities in exchange for media assets at any time and without a vote of security holders.

(g) We have not and do not have any plans to purchase or otherwise acquire shares or other securities. Our Management may change our policy regarding plans to repurchase or otherwise reacquire its Shares or other securities at any time and without a vote of security holders.

(h) We do intend to make annual, or other reports to security holders in the future, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. The Company may issue reports for information purposes in addition to SEC required filings.

INVESTMENT POLICIES OF REGISTRANT

(a) Acquisitions in media assets or interests in media assets.

 1. We plan to focus our media asset acquisitions in US based assets with existing established revenue. In the future we may expand our operations to acquire and lease media assets in other countries as opportunities emerge. Our Management may change our existing policy regarding media target at any time and without a vote of security holders.

 2. We have defined a portfolio of potential media asset types in ITEM 6. DESCRIPTION OF BUSINESS - Subsidiary Operations. The Company may also invest in any type of media assets including those not listed, with the exception of undeveloped or planned media assets. The Company will focus on completed assets especially those with existing revenue and distribution agreements in place.

 3. To finance the acquisition of suitable media assets we plan on commencing an extensive marketing program. We may also use various (yet to be identified) online funding platforms to sell our Shares pursuant to this offering but have no definitive plans to do so.

We expect to wait until we have acquired a significant portfolio of revenue generating media assets, before The Company may use various loan products to finance our acquisitions. Our Management may change our existing policy regarding our method of operating and financing media assets at any time and without a vote of security holders.

 4. We believe that our CEO has the necessary experience and industry contacts to commence operations, it may be necessary to employ or contract with experienced media professionals in order to fully execute our business plan.

 5. Our policy is to acquire assets primarily for income and also for capital gain, thereby increasing the asset value of our portfolio.. Our Management may change our existing policy regarding our method of operating and financing media assets at any time and without a vote of security holders.

 6. We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific media asset or class of asset.

7. We do not have any other material policy with respect to our proposed media assets activities; including

(a) Securities of or interests in persons primarily engaged in media assets activities. We do not have any policy or plans at this time to invest in persons or entities engaged in media assets activities, with the specific exception of the media assets Company formation and equity interests. Our Management may change our existing plans regarding investing in persons or entities engaged in media assets activities at any time and without a vote of security holders.

(b) Acquisitions in other securities.

We do not have any policy or plans at this time to invest in any other types of media assets securities. Our Management may change our existing plan regarding an investment in any other media assets securities at any time and without a vote of security holders.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations Is in the initial stages. The Company has not generated revenues from operations and lacks meaningful capital reserves.

Operating Results

As of September 30, 2025 we have not generated any revenues and incurred expenses of $55,800. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through September 30, 2025 was $55,800. Our accumulated deficit at September 30, 2025 was $55,800.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of September 30, 2025 the Company had $0 in cash and total liabilities of $55,800. The Company has incurred total expenses since inception of $55,800, related entirely to the costs associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise up to $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses for the next several years.

Although we intend on identifying media assets for acquisition with our proceeds, there is no guarantee that we will acquire any such media assets. Executing on our business plan will depend entirely in our ability raise funds, the availability of those funds, and the size of the media assets. Upon the qualification of the Form 1-A, the Company plans to pursue its acquisition strategy of media assets. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of acquiring media assets will be adversely affected and the Company may not be able to execute on its business plan if it is unable to finance such projects. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into Shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of September 30, 2025 we did not have any off-balance sheet arrangements.

Plan of Operations

We expect to acquire a high-quality media asset portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These media assets may be existing media assets, newly created media assets or media assets under various stages of development and creation. Some media assets may be designated for future development either by the Company or in a joint venture. The Company will hold title to its acquired media assets through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Upon approval of this offering, the Company intends to focus on gaining investor interest and acquiring media assets using the proceeds from this offering. Our sole officer and director will meet with media brokers, consultants and advisors in the media assets industry to locate suitable media assets which meet the Company's profile. We may engage other consultants to conduct initial due diligence with respect to media assets which may be of interest to the Company.

Our initial focus will be to acquire media assets located in the United States. We may also have to use debt in the form of mezzanine or bridge financing. We may borrow such funds from non-bank third party. The Company hopes to limit our financing costs and our financing to direct leverage on the media asset We hope to finance acquisition costs mostly with the sale of our Common and Preferred Stock in this offering.

ITEM 9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

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Name	Position	Age	Date of First
			Appointment
Hamon Fytton	Chief Executive Officer/Director	71	09/01/25

Hamon Fytton, CEO and Director

Over the last five years Mr. Fytton acted as a consultant to several public companies and private companies seeking to become public. In this capacity he has overseen the preparation of numerous registration statements, subscription agreements, SEC filings, prospectus offerings and general company information packets. He has also often acted as an Officer and/or director for several companies, aiding in their transition from private to public. He has conducted several seminars in the past 12 months on the JOBS Act and the new Crowdfunding and REG A+ regulations. He continues to consult with various investment groups in the US and other countries. In 1997 Mr. Fytton co-founded Internet Advisory Corporation which became a public company within the first year of operations. Within three years of starting, the company had a market capitalization of over $100 million. He is currently a Director and shareholder of Gold Entertainment Group, Inc. a public company.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than five (5) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the shareholder majority. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

  Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

  Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

  Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

  Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

ITEM 10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last completed fiscal year.

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		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Hamon Fytton	CEO, Director	-0-	-0-	-0-
Hamon Fytton	President/ Director/Secretary	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

ITEM 11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such Shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or Shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of Shares beneficially owned by such person, which includes the number of Shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of Shares outstanding as of such date plus the number of Shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock listed below have sole voting and investment power with respect to the Shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
Hamon Fytton	10,000,000	-0-	100%

All directors and officers as a group (1 persons)	10000000	-0-	100%

(1)	The address of those listed is 16034 US HWY 19, HUDSON, FL 32091
(2)	Our sole director owns 10,000,000 of Common and 1,000,000 of SERIES A Preferred Shares. Unless otherwise indicated, all Shares are owned directly by the beneficial owner.
(3)	Based on 11,000,000 Shares consisting of an aggregate 10,000,000 Shares of Common Stock and 1,000,000 of SERIES A Preferred Shares outstanding prior to this Offering.

ITEM 12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under DELAWARE law that they must present to the Company any business opportunity presented to them as an individual that met the DELAWARE's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is our intention to adopt such policies and procedures in the immediate future.

ITEM 13. SECURITIES BEING OFFERED

Common Shares

Our authorized capital stock consists of (i) twenty million (20,000,000) Shares of Common Stock, par value $0.001 per share (the "Common Stock"), (ii) one million (1,000,000) Shares of PREFERRED of all Classes, par value $0.001 per share (the "PREFERRED Stock"), with (iii) one hundred thousand (100,000) Shares of SERIES A PREFERRED stock, par value $0.001 issued and outstanding at the time of this offering. As of September 30 30, 2025, we have 10,000,000 Shares of Common Stock and 1,000,000 Shares of SERIES A Preferred Shares issued and outstanding.

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of outstanding Shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The Preferred Stock of the Company has several specific designations, listed below, and the resulting possible effect on the Company's securities it enables.

  Voting Control - The SERIES A Preferred Shares have 100 votes per share, whereas the Common Stock only has one vote per share.

  Ownership - Our sole officer and director currently owns all the issued and outstanding SERIES A Preferred stock, which results in total control of the Company

  Dilution - The Company is authorized to issue one million (16,000,000) Shares of Preferred Stock of all classes. As of the date of this Prospectus there are one million (20,000,000) Shares of Preferred Series A issued and outstanding. These Shares do not have a "Conversion Provision".

  Other Restrictions - The Company is authorized to issue one million (20,000,000) Shares of Preferred Stock of all classes. Additional classes of preferred Shares may contain other designations, resulting in restrictions regarding the operation of the Company. The Company may increase the number of authorized Shares of all classes at any time, following the qualification of this offering.

Our sole officer and director currently owns all the issued and outstanding SERIES A Preferred stock of the company, and will continue to own all of these Shares to control the operations of the company after this offering, irrespective of its outcome. These Shares contain a provision in their designation (see Exhibit 1A-3 - SERIES A Preferred Share Designation) as follows "the certificate of designation of the SERIES A Preferred Stock that those securities are convertible into any number of Shares of Common Stock as "determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock...,".

If such a "Preferred Stock Conversion Provision" were to be added then the Common Stock would be subject to dilution and a probable reduction in its value. There are not set limits on this conversion. It should be noted that at the time of this filing no such "Preferred Stock Conversion Provision" is in effect.

Each one (1) share of SERIES A Preferred Stock shall have voting rights held at all stockholders' meetings for all purposes, including election of directors equal to 100 Shares of Common Stock.

The SERIES A Preferred Shares has 100 votes per share, whereas the Common Stock only has one vote per share. As of September 30, 2025, there are one hundred thousand (100,000) SERIES A Preferred Shares issued and outstanding and four million (10,000,000) Shares of Common Stock issued and outstanding. This means that the holders of these SERIES A Preferred Shares have 10,000,000 votes (ten million) compared to a maximum of 110,000,000 (fourteen million) votes, if the offering is fully subscribed, votes in total.

Our sole officer and director currently owns all the issued and outstanding SERIES A Preferred stock of the company, and therefore has total voting control of the Company.

Options and Warrants

The management may at some future date decide that it is in the best interests of the shareholders to issue warrants. At the time of this filing, there are no immediate plans to issue, nor any outstanding warrants or options.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding Shares of preferred stock that may be created in the future.

Other Rights. Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of Shares of any series of preferred stock that we may create in the future.

Transfer Agent and Registrar

None. We may appoint one at any time during this offering.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our Common Stock. We cannot predict the effect, if any, that market sales of Shares of our Common Stock or the availability of Shares of our Common Stock for sale will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock in the public market could adversely affect the market prices of our Common Stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 10,100,000 Shares consisting of 10,000,000 Shares of Common Stock and 100,000 of SERIES A Preferred Stock. None of these Shares will be freely tradable without restriction or further registration under the Securities Act, except as allowed following a qualification of this offering under Regulation A +, unless those Shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The Shares of Common Stock issued prior to this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

14.   FINANCIAL STATEMENTS

SMB Systems Integrators, Inc.

(AN EMERGING GROWTH COMPANY)

FINANCIAL STATEMENTS - UNAUDITED

For the period ended September 30, 2025

CONTENTS:

Balance Sheet as of September 30, 2025.

Statement of Operations as of September 30, 2025.

Statements of Stockholder's Deficit as of September 30, 2025.

Statements of Cash Flows as of September 30, 2025.

Notes to the Financial Statements

SMB Systems Integrators, Inc.

(AN EMERGING GROWTH COMPANY)

BALANCE SHEET - UNAUDITED

As of September 30, 2025.

ASSETS	September 30 2025

Current Assets:
Cash	$ 0
Total Current Assets
TOTAL ASSETS	0

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Related Party Note	44,800
Total Current Liabilities	44,800
Total Liabilities	44,800

Stockholders ' Equity
Preferred Stock; 1,000,000 Shares authorized; par value $0.001 per share; 1,000,000 Shares Issued and Outstanding	1,000
Common Stock: 50,000,000 Shares authorized, par value $.001 per share; 10,000,000 Shares Issued and Outstanding	10,000
Additional Paid In Capital

Accumulated Deficit	(55,800)

Total Shareholders' Equity	($44,800)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$0

The accompanying notes are an integral part of these financial statements.

SMB Systems Integrators, Inc.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF OPERATIONS

For the Period September 1 2025 (Inception) through September 30, 2025.

From September 1, 2025 to September 30, 2025

Revenue	$ 0.00

Operating expenses:	55,800
Total operating expenses	55,800

Net Profit	(55,800)

Net loss per common share - basic and diluted:

Net loss per share attributable to Common Stockholders	0.006

Weighted-average number of common Shares outstanding	10000000

The accompanying notes are an integral part of these financial statements.

SMB Systems Integrators, Inc.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF STOCKHOLDER'S DEFICIT

for the period of September 1 2025 (inception) to September 30, 2025

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit
Beginning Balance, September 1 2025 (Inception)	1,000,000	$1,000	10,000,000	$10,000	$44,800	$11,000	$11,000

Net Income (loss) for the period ended September 30, 2025	-	-	-	-	-	(55,800)	(55,800)

Ending Balance, September 30, 2025	1,000,000	$1,000	10,000,000	$10,000	$44,800	$55,00.00	$44,800.00

SMB Systems Integrators, Inc.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD September 1, 2025 (INCEPTION) to September 30, 2025

From September 1 2025 (Inception) to Sept 30, 2025

Cash Flows from Operating Activities

Net Income (loss)	($55,800)
Advance from Shareholder	(44,800)

Cash Flows from Financing Activities
Common & Preferred Stock issued	11,000
Related Party Loan	55,800
Change in cash position	0
Cash Beginning	0
Cash Ending	0

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

SMB Systems Integrators, Inc.,("the Company"), commenced operations on September 1, 2025 ..

We are an internally managed media assets company engaged in the renovation and acquisition of income producing media assets. As of the date of this filing, the Company has not earned any revenue. The Company's fiscal year end is December 31.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common Shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common Shares that would have been outstanding if the potential common Shares had been issued and if the additional common Shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid acquisitions with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a Company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of Sept 30, 2025.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

September 30, 2025

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

September 30, 2025
Deferred tax assets

Net operating gain/losses	$(44,800)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of September 30, 2025.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 1 2025 (inception) through September 30, 2025 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company will file income tax returns in the U.S. federal jurisdiction and the state of Florida, our office location. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On September 1, 2025, the Company issued 11,000,000 Shares, consisting of 10,000,000 Shares of its authorized Common Stock and 1,000,000 of its authorized SERIES A Preferred Stock to Hamon Fytton.

Related Party Expenses.

The Company has incurred the sum of $55,800.00 in expenses as of the date of this filing.

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's Common Stock are entitled to one vote per share of Common Stock held.

As of September 30, 2025 the Company had 11,000,000 Shares consisting of 10,000,000 Shares of Common Stock and 1,000,000 Shares of SERIES A Preferred Stock issued and outstanding.

 Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 - Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to SMB Systems Integrators, Inc., for the period September 1 2025 (inception) through September 30, 2025.

September 30, 2025.

Net Income (Loss)	$(44,800)

Weighted-average common Shares outstanding basic:

Weighted-average Common Stock	8000000
Equivalents

Equivalents
Stock options	0
Warrants	0
Common Shares	0
Weighted-average Common Shares	8000000
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None.

PART III - EXHIBITS

ITEM 16 & 17. INDEX TO EXHIBITS & DESCRIPTION

Exhibit 1A - 2A

CERTIFICATE OF INCORPORATION AND AMENDMENT THERETO

Exhibit 1A-2B

BY-LAWS

Exhibit 1A-3

SERIES A Preferred Share Designation

Exhibit 1A-4

SUBSCRIPTION AGREEMENT

Exhibit 1A-12

OPINION OF COUNSEL

18.  SIGNATURES

Pursuant to the requirements of the Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of HUDSON, State of Florida, on September 30, 2025.

This offering statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Hamon Francis Fytton	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	September 30, 2025
Hamon Francis Fytton
/s/ Hamon Francis Fytton	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2025
Hamon Francis Fytton

SMB Systems Integrators, Inc. - Offering Circular